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EXHIBIT 10.6

                            LIMITED RELEASE AGREEMENT
                            -------------------------


         THIS LIMITED RELEASE AGREEMENT is entered into as of the 29th day of October, 2002 (the "Agreement"), by and between OVERHILL CORPORATION (formerly known as Polyphase Corporation) and to be known from and after the effective date of the Spin-Off as TreeCon Resources, Inc.), a Nevada corporation ("TreeCon"), OVERHILL FARMS, INC., a Nevada corporation, and James Rudis, an individual residing in the state of New York ("Rudis").

                                 R E C I T A L S

         WHEREAS, As of the 1st day of November 1999 TreeCon, Overhill Farms, Inc. and Rudis entered into that certain Employment Agreement, a copy of which is attached hereto as Exhibit "A" (the "Employment Agreement"); and

         WHEREAS, On or about August 15, 2001, the Board of Directors of TreeCon approved a plan of reorganization pursuant to which TreeCon will distribute to its stockholders all of the shares of Overhill Farms, Inc. stock it owns, and TreeCon will no longer own any interest in Overhill Farms, Inc. (the "SPIN-OFF"). Accordingly, upon consummation of the Spin-Off, Overhill Farms, Inc. will be a separate, independent company, TreeCon will not own any shares of stock of Overhill Farms, Inc. and there will no longer be a parent/subsidiary relationship between the two companies.

         WHEREAS, On and as of the Effective Date (as defined below), Rudis will resign from his positions as President and Chief Operating Officer and Chairman of the Board of TreeCon; and

         WHEREAS, the parties desire to enter into this Agreement to set forth the terms of Rudis' separation from TreeCon.

         NOW, THERFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. TERMINATION OF EMPLOYMENT OBLIGATIONS AND PARTIAL RELEASE. On and as of the close of business on the day the Spin-off is consummated (the "Effective Date"), Rudis resigns from his position, as President and Chief Operating Officer and Chairman of the Board of TreeCon, and TreeCon accepts Rudis' resignation from such positions, however, Rudis shall remain on the board of directors of TreeCon. TreeCon hereby releases Rudis from all obligations as set forth in Article III and Article V of the Employment Agreement. In connection with Rudis' resignation, TreeCon shall be obligated to pay Rudis compensation pursuant to Article IV, Section 4.1 of the Employment Agreement.



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         2. LIMITED RELEASE FROM LIABILITY. Concurrently with such resignation,
TreeCon's obligations to pay compensation pursuant to Article II of the Employment Agreement shall be terminated and have no further force or effect, and TreeCon shall have no further liabilities or obligations therefor. TreeCon expressly acknowledges and agrees that it shall not be released from, and shall continue to remain liable for (i) any and all obligations occurring or arising prior to the Effective Date, (ii) all indemnification obligations for officers and directors as set forth in TreeCon's articles of incorporation, by-laws or other corporate governance documents and (iii) any other liability based upon a claim arising as a result of any action taken by Rudis as an officer, director or employee of TreeCon, whether arising prior to, on or after the Effective Date, and TreeCon affirms and agrees that it shall remain liable for any and all such obligations, which shall survive the Effective Date.

         3. NO EFFECT ON OVERHILL FARMS OBLIGATIONS. This Agreement and the limited release of TreeCon hereunder shall in no event affect any provisions applicable to, or the obligations of Overhill Farms, Inc. Overhill Farms, Inc. hereby acknowledges and affirms its continuing obligations under the Employment Agreement in its entirety as if TreeCon had not been released hereunder.

         4. MISCELLANEOUS.

                  4.1 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND THAT ARE TO BE WHOLLY PERFORMED WITHIN SUCH STATE, WITHOUT REGARD TO PRINCIPLES REGARDING CHOICE OF LAW OR CONFLICTS OF LAWS.

                  4.2 COUNTERPARTS. This Agreement may be executed in several counterparts by one or more of the undersigned and all such counterparts so executed shall together be deemed and constitute one final Agreement, as if one document had been signed by all parties hereto; and each such counterpart shall be deemed an original, binding the parties subscribed hereto and multiple signature pages affixed to a single copy of this Agreement shall be deemed to be a fully executed original Agreement.

                  4.3 BINDING EFFECT. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, officers, directors, shareholders, successors, agents, servants, employees, attorneys, and assigns.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

                                   "TreeCon"

                                   OVERHILL CORPORATION, a Nevada
                                   corporation formerly known as Polyphase
                                   Corporation


                                   By: /S/ WILLIAM E. SHATLEY
                                       -----------------------------------------
                                   Name:  WILLIAM E. SHATLEY
                                   Title:  SENIOR VICE PRESIDENT


                                   "Rudis"


                                   /S/ JAMES RUDIS
                                   ---------------------------------------------
                                   James Rudis



                                   "Overhill Farms, Inc."

                                   OVERHILL FARMS, INC., a Nevada
                                   corporation

                                   By: /S/ RICHARD A. HORVATH
                                       -----------------------------------------
                                       Richard A. Horvath
                                       Vice President and Chief Financial
                                       Officer



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